Exhibit 10.1

COMMUNITY CHOICE FINANCIAL, INC.

2012 DIRECTOR DEFERRED COMPENSATION PLAN

ARTICLE I—PURPOSE; ADOPTION BY THE COMPANY

1.1                        Purpose.   This Plan is intended to be an unfunded, nonqualified deferred compensation plan for Company Directors.  This Plan is intended to provide for the deferral of federal income taxation on the amounts deferred hereunder until amounts are paid to a Participant or Beneficiary.  Accordingly, this Plan is intended to provide that a Participant shall not have constructive receipt of income prior to the date that payment is made to a Participant, and is likewise intended to comply with the requirements of Section 409A of the Code.  If any terms of this Plan do not comply with the foregoing requirements of the federal income tax law, those terms are hereby deemed to be amended, and shall be interpreted and applied by the Committee, to comply with such requirements of the law.

1.2                        Effective Date.    This Plan is effective on and after August 27, 2012 (the “Effective Date”).

ARTICLE II—DEFINITIONS

2.1                        Definitions.  Except as otherwise required by the context, the terms used in the Plan shall have the meaning hereinafter set forth.

(a)                          Account.  With respect to a Participant, the bookkeeping Account maintained on his or her behalf pursuant to the terms of this Plan.  Each Participant’s Account will be subdivided into a “Cash Account” which will reflect any Contributions made to the Account in the form of cash compensation and an “Equity Award Account” which will reflect any Contributions made to the Account in the form of Equity Awards.

(b)                          Administrator.  “Administrator” is defined in Section 7.1.

(c)                           Beneficiary or Beneficiaries.   The person or persons, including one or more trusts, designated in writing by a Participant in accordance with the Plan to receive payment of the remaining balance of the Participant’s Account in the event of the death of the Participant prior to receipt of the entire amount credited to the Participant’s Account.

(d)                          Board.  The Board of Directors of the Company.

(e)                           Change of Control.  The occurrence of any of the following events:

(i)                                            the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company where such acquisition causes such Person to own 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not be deemed to result in a Change of Control: (A) any acquisition directly from the Company that is approved by the Incumbent Board (as defined in subsection (ii) below), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of subsection (iii) below; provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds 50% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 50% or more of the Outstanding Company Voting Securities; and provided, further, that if at least a majority of the members of the Incumbent Board determines in good faith that a Person has acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Company Voting Securities inadvertently, and such Person divests as promptly as practicable a sufficient number of shares so that such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) less than 50% of the Outstanding Company Voting Securities, then no Change of Control shall have occurred as a result of such Person’s acquisition;

(ii)                                         individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board” as modified by this subsection (ii)) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)                                      the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation or other transaction (“Business Combination”) excluding, however, such a Business Combination pursuant to which (A) the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no Person (excluding any employee benefit plan (or related trust) of the Company, the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)                                     approval by the shareholders of the Company of a complete liquidation or dissolution of the Company except pursuant to a Business Combination that complies with clauses (A), (B) and (C) of subsection (iii) above.

(f)                            Code.  The Internal Revenue Code of 1986, as amended from time to time.

(g)                           Commencement Date.  The date that is specified in Section 6.1, 6.3 or 6.4, as applicable.

(h)                          Common Shares.  Shares of the common stock of the Company, par value $0.01 per share.

(i)                              Company.  Community Choice Financial, Inc., its corporate successors, and the surviving corporation resulting from any merger of Community Choice Financial, Inc. with any other corporation or corporations.

(j)                             Compensation.  Cash compensation earned as a Director, including retainer and attendance fees and incentive compensation payable in the form of Equity Awards.

(k)                          Committee.  The individuals appointed by the Board to administer the Plan on behalf of the Company, pursuant to Section 7.1.

(l)                              Contributions.  All amounts credited to a Participant’s Account pursuant to Article IV.

(m)                      Deferred Compensation Election.  An election of a Director to reduce his or her Compensation by a specified amount, pursuant to Section 4.1.

(n)                          Director.  A duly elected or appointed member of the Board who is not an employee of the Company or any of its Subsidiaries.

(o)                          Election Deadline.  The deadline for filing the Deferred Compensation Election form provided in Section 4.1(b) or 4.1(c), as applicable.

(p)                          Exchange Act.  The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(q)                          Equity Awards.   Awards issued under the 2011 Management Equity Incentive Plan (other than restricted shares, options or stock appreciation rights) or any similar plan approved by the Committee for this purpose.

(r)                             Participant.  Any Director of the Company who participates in the Plan pursuant to Article III.

(s)                            Plan.  This 2012 Director Deferred Compensation Plan.

(t)                             Separation from Service.   A Participant shall be deemed to have incurred a “Separation from Service” under this Plan only if (a) the Participant has ceased to be a Director of the Company and is not a Director of a corporation that is a successor to the Company via a merger or consolidation and (b) such event constitutes a separation from service within the meaning of Treasury Regulation Section 1.409A-1(h).

2.2                        Construction.    Where necessary or appropriate to the meaning hereof, the singular shall be deemed to include the plural, the plural to include the singular, the masculine to include the feminine, and the feminine to include the masculine.

ARTICLE III—ELIGIBILITY FOR PLAN PARTICIPATION

3.1                        Eligibility and Participation.     All Directors shall be eligible to become Participants under the Plan.  A Director shall become a Participant under the Plan if he or she timely files with the Company a Deferred Compensation Election.

ARTICLE IV—CONTRIBUTIONS

4.1                        Elective Contributions.

(a)                          Each Director shall be entitled to elect for each calendar year to reduce his or her Compensation by an amount relating to each form of Compensation that is specified in a timely filed Deferred Compensation Election; and if a Director makes such an election, an amount equal to the reduction in his or her Compensation shall be credited to an Account maintained for him or her under the Plan.

(b)                          The Deferred Compensation Election of a Participant must be made in writing on a form specified by the Administrator.  A Deferred Compensation Election will be timely filed with respect to the Compensation only if it is filed with the Administrator by a date specified by the Administrator that precedes the calendar year in which the Compensation is earned by the Participant for services rendered as a Director.  A Deferred Compensation Election that is timely filed with the Administrator shall be irrevocable as of the first day of the calendar year that follows the date it is filed.

(c)                           If a Director first becomes eligible to participate under the Plan after the first day of a calendar year, the Director may file a Deferred Compensation Election with the Administrator no later than 30 days after the date the Director first becomes eligible to participate under the Plan.  If a Director makes such an election, the applicable Deferred Compensation Election shall be effective for such calendar year only with respect to Compensation that is earned for services that are performed after the filing of the Participant’s Deferred Compensation Election with the Administrator; and any such Deferred Compensation Election shall be irrevocable as of the date that it is filed with the Administrator.  For purposes of this Section 4.1(c), where an individual has ceased being a Director, regardless of whether all amounts deferred under the Plan by the Director have been paid, and subsequently becomes a Director eligible to participate under the Plan again, the individual shall be treated as first becoming eligible to participate under the Plan if the individual had not been eligible to participate in the Plan (other than the accrual of earnings) at any time during the twenty-four month period ending on the date the individual again becomes a Director eligible to participate under the Plan.  No Director shall be eligible to participate in the Plan until the effective date of the Plan specified in Section 1.2.

(d)                          The reduction in a Participant’s Compensation for any calendar year shall be made by the Company during such calendar year.  The Account of each Participant shall then be credited with Contributions equal to the amount of the Participant’s reduction in his or her Compensation, on or shortly after the date the Compensation would otherwise be paid or, for Equity Awards, granted to the Directors, in accordance with procedures established by the Administrator.

4.2                        Vesting.  A Participant shall at all times be 100% vested in the balance credited to his or her Cash Account, provided that if any cash dividends or distributions relating to an Equity Award are credited to the Cash Account pursuant to Section 5.4, those amounts will be subject to the vesting schedule set forth in the agreement documenting the grant of the applicable Equity Award.  A Participant shall vest in the amounts credited to his or her Equity Award Account in accordance with the vesting schedule set forth in the agreement documenting the grant of the applicable Equity Award credited to his or her Equity Award Account.  Any amounts credited to a Participant’s Account that are not 100% vested at the Commencement Date applicable for such amount shall be forfeited, and the Participant (and any Beneficiary) shall cease to have any rights to such forfeited amounts.

ARTICLE V—PARTICIPANT ACCOUNTS AND PLAN FUNDING

5.1                        Participant Accounts.  Each Participant shall have established in his or her name an Account which shall reflect the Contributions credited to him or her pursuant to Article IV.  All Accounts maintained for purposes of the Plan shall merely constitute bookkeeping records of the Company and shall not constitute an allocation of any assets of the Company or any affiliate or be deemed to create any trust or special deposit with respect to any of the assets of the Company or any affiliate.

5.2                        Unfunded Plan.

(a)                          The obligation under the Plan to provide a Participant with all or a portion of the amounts credited to his or her Account constitutes the sole unsecured promise of the Company.  No Participant or Beneficiary shall have any rights in or with respect to any funds or other assets owned or held by the Company (or any affiliate thereof).  The rights of a Participant or Beneficiary under the Plan are solely those of a general unsecured creditor of the Company.

(b)                          Notwithstanding the provisions of paragraph (a), the Company may establish or participate in one or more trusts for the purpose of setting aside funds to provide for the payment of benefits under this Plan.  Such trust or trusts may include a master trust or collective investment trust maintained by the Company in conjunction with this Plan.  However, in accordance with the foregoing provisions of this Section, the assets of such trust or trusts shall at all times remain subject to the claims of the general creditors of the Company, except to the extent and at such time as any payment is made therefrom to a Participant or Beneficiary under the Plan; and no Participant or Beneficiary shall have any rights in or with respect to any such trust or the assets thereof.  To the extent that the Company makes contributions to such a trust or trusts, such contributions may be invested in one or more investment funds thereunder as shall be determined by the Company, in its discretion.

5.3                        Interest.  Prior to the Commencement Date, a Participant’s Cash Account shall be credited with interest computed quarterly on the lowest balance in the Cash Account during such quarter at the prime rate in effect according to The Wall Street Journal on the last day of such quarter plus 1%.

5.4                        Equity Award Account; Dividends.   A Participant’s Equity Award Account shall be credited with the number of Common Shares that would otherwise be issued or transferred and delivered to the Participant with respect to an Equity Award that became a Contribution to the Plan.  Prior to the Commencement Date, a Participant’s Account shall be credited from time to time with amounts equal to dividends or other distributions paid on the number of Common Shares reflected in the Equity Award Account; provided that such amounts shall be credited with respect to an unvested Equity Award only to the extent provided in the agreement documenting the grant of the applicable Equity Award.  Any amounts credited under the preceding sentence as cash shall be credited to the Participant’s Cash Account and adjusted as provided in Section 5.3, and any amounts credited under the preceding sentence as additional Common Shares shall be credited to the Participant’s Equity Award Account.

ARTICLE VI—DISTRIBUTION

6.1                        Commencement of Distributions.

(a)                          A Participant may elect to commence payment of the vested amounts to be credited to his or her Account (and any deemed earnings thereon) in a calendar year upon either (i) the date the Participant incurs a Separation from Service for any reason (other than by reason of death) or (ii) the earlier of (A) the date the Participant incurs a Separation from Service for any reason (other than by reason of death) or (B) a date specified by the Participant (the date described in clause (i) or (ii), to be the “Commencement Date”).  Any date specified pursuant to clause (ii)(B) of the preceding sentence shall be a time specified in compliance with Treasury Regulation Section 1.409A-3(a)(4) and must be in a calendar year at least four years after the calendar year the Compensation would have been paid or granted but for the Deferred Compensation Election.  Such election shall be timely made in writing on the Deferred Compensation Election form filed with the Administrator in accordance with Section 4.1 by the Election Deadline for the Contributions for the applicable calendar year.  If a Participant does not properly elect a Commencement Date for Contributions made in a calendar year, the Commencement Date for such Contributions shall be the date described in Section 6.1(a)(i). Except as is provided below in paragraph (c), a Deferred Compensation Election form that is filed with the Plan Administrator electing a Commencement Date shall become irrevocable as provided in Section 4.1.

(b)                          Subject to Section 6.1(d), payments made in accordance with Section 6.1(a) shall be paid within 30 days following the Commencement Date, provided that, the Participant shall not have the right to designate the year of payment.

(c)                           Notwithstanding any other provision of the Plan to the contrary, a Participant may elect to defer the Commencement Date provided under Section 6.1(a) by filing a written request to do so with the Plan Administrator provided (i) such request is made not less than 12 months prior to the Commencement Date (if such Commencement Date is described in Section 6.1(a)(ii)), (ii) payment under such election will be made no less than 5 years from the last effective Commencement Date, and (iii) such election will not take effect until at least 12 months after the date on which such election is made.  Any election to change the Commencement Date that does not meet all of the foregoing requirements shall not be valid and, in such case, payment shall be made in accordance with the Participant’s last effective Commencement Date election.  Any such election to defer the Commencement Date shall become irrevocable if it is on file with the Plan Administrator as of the date that is one year prior to the original Commencement Date.

(d)                          Notwithstanding anything in this Plan to the contrary, if a Participant is a “specified employee,” determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, on the date a Participant experiences a Separation from Service, then to the extent necessary to comply with Section 409A of the Code, amounts credited to the Participant’s Account that are to be received by the Participant on account of and during the six-month period immediately following the Participant’s Separation from Service will instead be paid on the earlier of (i) the first business day of the seventh month after the date of the Participant’s Separation from Service, or (ii) the Participant’s death.

6.2                        Method of Payment.  The vested amounts credited to the Participant’s Account under the Plan shall be paid to the Participant in a single sum payment as of his or her Commencement Date or, if the first sentence of Section 6.1(d) applies, the date of payment described therein.  Amounts credited to a Participant’s Cash Account shall be paid in cash, and amounts credited to a Participant’s Equity Award Account shall be paid in Common Shares.

6.3                        Distributions Upon Death.     Upon the death of a Participant or former Participant, any vested amount remaining in his or her Account shall be distributable to the Beneficiary or Beneficiaries.  Payment to the Beneficiary or Beneficiaries shall be made in a single lump sum within 90 days of the Participant’s death; provided that, no Beneficiary shall have the right to designate the year of payment.  The Commencement Date for payment shall be the date of the Participant’s death.

6.4                        Distributions Upon Change of Control.    If a Change of Control occurs, the total vested amount of each Participant’s Account shall immediately be paid to the Participant in the form of a single lump sum payment, provided that if such Change of Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then payment shall be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the date the Participant would otherwise be entitled to distribution in accordance with the provisions of the Plan.  The Commencement Date for payments made upon a Change of Control will be the date of the Change of Control.

6.5                        Taxes.  Any applicable taxes may be withheld from any distribution hereunder to the extent that the Company believes is required by law.

6.6                        Adjustments.  The Committee may make or provide for such adjustments in the numbers of Common Shares credited to Participants’ Accounts, and in the kind of shares so credited, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (i) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (ii) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (iii) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all Common Shares deliverable under the Plan such alternative consideration as it, in good faith, may determine to be equitable in the circumstances.  Any action taken by the Committee pursuant to this Section 6.6 will only be taken to the extent it does not result in the Plan failing to comply with Section 409A of the Code.

ARTICLE VII—ADMINISTRATIVE PROVISIONS

7.1                        Administrator.  The Company shall be the Administrator of the Plan.  On behalf of the Company, the Board shall appoint one or more individuals as the members to the

Committee, which shall perform the duties of the Administrator.  However, another person, entity or committee may be appointed by the Board to act on its behalf as Administrator; and if it does so, references in this Plan to the Committee shall be deemed to be references to such person, entity or committee.

7.2                        Powers and Authorities of the Committee.   The Committee shall have full power and authority to interpret, construe and administer the Plan and to determine procedures for claim review; and its interpretations and construction of the Plan shall be binding on all persons.  The Committee may delegate any of its powers, authorities, or responsibilities for the administration of the Plan to any person or committee so designated in writing by it.  The Committee may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder.  No member of the Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to his own willful misconduct or lack of good faith. Members of the Committee shall not participate in any action or determination regarding their own benefits, if any, payable under the Plan.

ARTICLE VIII—AMENDMENT AND TERMINATION

8.1                        Amendment and Termination.  The Company reserves the right to amend or terminate the Plan at any time by action of the Board, except that no such action shall adversely affect any Participant or Beneficiary who has an Account, or result in any change in the timing or manner of payment of the amount of any Account (except as otherwise permitted under the Plan), without the consent of the Participant or Beneficiary (provided, however, that this limitation requiring the consent of Participants or Beneficiaries to certain actions shall not apply to any amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code and any termination to the extent, and in the circumstances described, in Treasury Regulation Section 1.409A-3(j)(4)(ix), or any successor provision).

ARTICLE IX—MISCELLANEOUS

9.1                        Non-Alienation of Benefits.    No right or interest under the Plan of any Participant or Beneficiary shall be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary.

9.2                        Payment of Benefits to Others.   If any Participant or Beneficiary to whom a benefit is payable is unable to care for his or her affairs because of illness or accident, any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may be paid to the spouse, parent, brother, or sister, or any other individual deemed by the Administrator to be maintaining or responsible for the maintenance of such Participant or Beneficiary.  Any payment made in accordance with the provisions of this Section shall be a complete discharge of any liability of the Plan with respect to the benefit so paid.

9.3                        Taxation of Benefits.  It is the intention of the Company that amounts payable to a Participant or Beneficiary under the Plan shall not be included in the gross income of the Participant or Beneficiary for federal income tax purposes until such time as payments are made under the provisions of the Plan.  If, at any time, it is determined that amounts payable under the Plan are currently taxable to a Participant or his Beneficiary, the amounts credited to the Participant’s Accounts which have become so taxable shall be distributable immediately to such Participant; provided, however, that in no event shall amounts so payable to a Participant exceed the value of his Accounts.  Notwithstanding any other provision of this Plan, the Company shall not be obligated to guarantee any particular tax result for a Participant or Beneficiary with respect to any payment provided to a Participant or Beneficiary hereunder, and the Participant or Beneficiary shall be responsible for any taxes imposed on the Participant or Beneficiary with respect to any such payment.

9.4                        Claims of Other Persons.   The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company, its officers, employees, or directors except any such rights as are specifically provided for in the Plan or are hereafter created in accordance with the terms and provisions of the Plan.

9.5                        Severability.  The invalidity or unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted therefrom.

9.6                        Governing Law.  The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Ohio.

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